DENNY’S CORPORATION RELEASES PRELIMINARY FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2021
REITERATES 2021 OUTLOOK

SPARTANBURG, S.C., January 10, 2022 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today reported selected preliminary and unaudited results for its fourth quarter and fiscal year ended December 29, 2021, and made several announcements regarding important brand initiatives.

John Miller, Chief Executive Officer, stated, “We were pleased that our fourth quarter domestic system-wide same-store sales** exceeded pre-pandemic levels. While the spread of the Omicron variant has caused some near-term uncertainty, we are moving forward with the launch of our exciting revitalization initiatives to further propel this iconic brand forward. We believe that these efforts, supported by an extraordinary group of dedicated franchisees who share our long-term vision, will position Denny’s for continued success.”

2021 Preliminary Results

	Domestic System-Wide Same-Store Sales** Compared to 2019 Fiscal Periods
	Fiscal Year 2021 [1]: (5%)
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec [1]
System	(31%)	(25%)	(9%)	(2%)	(3%)	1%	3%	(2%)	(1%)	1%	4%	(2%)

24/7 Units	(20%)	(16%)	2%	11%	11%	14%	15%	9%	9%	10%	13%	7%
Limited Hour Units	(38%)	(32%)	(16%)	(11%)	(12%)	(8%)	(7%)	(10%)	(10%)	(9%)	(6%)	(11%)
	1.December results are preliminary.

	Domestic Units Hours of Operations
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec [1]
24/7 Hours	35%	35%	38%	38%	37%	38%	39%	40%	42%	45%	46%	48%
18 - 23 Hours	10%	12%	14%	14%	16%	16%	17%	18%	20%	26%	24%	24%
< than 18 Hours	55%	53%	48%	48%	47%	46%	44%	42%	38%	29%	30%	28%
	1.December results are preliminary.

In 2021, Denny’s opened 20 restaurants, including 8 international locations, and closed 30 restaurants, bringing the year-end total restaurant count to 1,640. In addition, nine remodels were completed during the fiscal year, including four at company restaurants.

In the fourth quarter, the Company allocated $24.0 million to share repurchases, resulting in $30.6 million allocated to share repurchases for the full year. As of December 29, 2021, the Company had approximately $217 million remaining under its existing repurchase authorization.

Real Estate Transactions

In December 2021, the Company sold two parcels of real estate for approximately $49 million. Approximately $13 million of these proceeds will be used to purchase real estate under four existing company restaurants through a series of like-kind exchange transactions.

Transformational Brand Initiatives

As previously disclosed during the third quarter earnings call, the Company is progressing on its rollout of a new restaurant technology platform and starting a new kitchen modernization initiative across the domestic system.

Today, the Company is also announcing three additional brand initiatives: a Heritage 2.0 remodel restart program, a new partnership with REEF, and a new cash development incentive program for domestic franchisees.

The Heritage 2.0 remodel restart program was developed collaboratively with franchisees. With approximately two years of delayed remodels, the Company recognizes that it must balance capital requirements within the franchise system with updating the brand image. Therefore, the Company has extended the remodel cycle from seven years to eight years and has worked with franchisees who have multiple remodels due to map out a more normalized capital spending expectation.

The Company has entered into a new delivery partnership with REEF that should enable Denny's to penetrate markets in which the brand is currently underrepresented, especially dense metropolitan locations.

The Company is also creating additional opportunities for franchisees to capitalize on market rationalization opportunities with a new cash development incentive program. The program will offer between $50,000 and $400,000 in upfront cash for new openings, with development agreement incentives being more lucrative in underpenetrated domestic markets. The new program is in addition to the approximately 75 domestic real estate development commitments remaining from the refranchising initiative completed during 2018 and 2019.

Business Outlook

Based on preliminary results, Denny’s is reiterating its full year 2021 guidance expectations provided with the Company’s third quarter 2021 results, which were announced on November 2, 2021:

•Total general and administrative expenses between $67 million and $69 million, including approximately $13.5 million related to share-based compensation.
•Adjusted EBITDA* between $84 million and $86 million.

Denny’s expects to release financial and operating results for its fourth quarter and fiscal year ended December 29, 2021, along with annual guidance for 2022, after the market closes on Tuesday, February 15, 2022.

Preliminary Results
(Unaudited)

Changes in Same-Store Sales** vs. 2019	Quarter Ended		Fiscal Year Ended
(Increase (decrease))	12/29/21		12/29/21
Company Restaurants	5.1%		(3.5)%
Domestic Franchised Restaurants	0.4%		(4.8)%
Domestic System-wide Restaurants	0.7%		(4.7)%

Changes in Same-Store Sales** vs. Prior Year	Quarter Ended		Fiscal Year Ended
(Increase (decrease))	12/29/21	12/30/20	12/29/21	12/30/20
Company Restaurants	58.6%	(34.9)%	55.3%	(36.7)%
Domestic Franchised Restaurants	48.3%	(32.8)%	40.1%	(30.9)%
Domestic System-wide Restaurants	49.0%	(32.9)%	41.1%	(31.4)%
		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units September 29, 2021	65	1,582	1,647
Units Opened	—	7	7
Units Closed	—	(14)	(14)
Net Change	—	(7)	(7)
Ending Units December 29, 2021	65	1,575	1,640

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units December 30, 2020	65	1,585	1,650
Units Opened	—	20	20
Units Closed	—	(30)	(30)
Net Change	—	(10)	(10)
Ending Units December 29, 2021	65	1,575	1,640

*The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates, including gains, losses and other charges, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimates are not provided.

**Same-store sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open the same period in the prior year. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-store sales and domestic system-wide same-store sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Upcoming Investor Conference Presentation

Denny's will be participating virtually in the 2022 Annual ICR Conference. Denny’s presentation will take place on Tuesday, January 11, 2022, at 10:30 a.m. Eastern Time. Investors and interested parties may listen to a live audio webcast of the presentation, which will be available online in the Investor Relations section of Denny's website at investor.dennys.com with a replay of the webcast available following the live event. Investors and interested parties may access a copy of the presentation in the Events and Presentations section of Denny's website at investor.dennys.com.

About Denny’s Corporation

Denny's Corporation is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of December 29, 2021, Denny’s had 1,640 franchised, licensed, and company restaurants around the world including 153 restaurants in Canada, Puerto Rico, Mexico, the Philippines, New Zealand, Honduras, the United Arab Emirates, Costa Rica, Guam, Guatemala, El Salvador, Indonesia, and the United Kingdom. For further information on Denny's, including news releases, links to SEC filings, and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: the rapidly evolving COVID-19 pandemic and related containment measures, including the potential for further operational disruption from government mandates affecting restaurants; economic, public health, social and political conditions that impact consumer confidence and spending with respect to social unrest and the COVID-19 pandemic; competitive pressures from within the restaurant industry; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 30, 2020 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Hadas Streit, Allison+Partners
646-428-0629